                                                                                        EXHIBIT 31.2

                                            CERTIFICATION

         I, Daniel L. Nir, certify that:

         1. I have  reviewed  this  quarterly  report  on  Form  10-Q  of The  St.  Lawrence  Seaway
Corporation;

         2. Based on my knowledge,  this report does not contain any untrue  statement of a material fact or omit to state a  material  fact  necessary  to make  the  statements  made,  in light of the circumstances  under which such  statements  were made,  not  misleading  with respect to the period covered by this report;

         3.  Based on my  knowledge,  the  financial  statements,  and other  financial  information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

Date: June 29, 2004
                                                              By:      /s/ Daniel L. Nir
                                                                       -----------------------------
                                                                       Daniel L. Nir
                                                                       President and Treasurer